Exhibit 99.1

FOR IMMEDIATE RELEASE

Inogen Announces First Quarter 2022 Financial Results

– Q1 2022 Total Revenue of $80.4 million –

Goleta, California, May 5, 2022 — Inogen, Inc. (NASDAQ: INGN), a medical technology company offering innovative respiratory products for use in the homecare setting, today reported financial results for the three months ended March 31, 2022.

First Quarter 2022 Highlights

•	Total revenue of $80.4 million, down 7.5% from the same period in 2021, primarily due to supply chain constraints
•	Total revenue up 5.2% sequentially from the fourth quarter of 2021
•

Domestic direct-to-consumer revenue of $34.4 million, up 12.2% while domestic business-to-business revenue of $5.1 million, declined 83.4% from the same period in 2021 due to supply constraints and strategic optimization of sales channel mix

•	International business-to-business revenue of $27.9 million, grew 77.7% from the same period in 2021 (86.8% increase on a constant currency basis)
•	Rental revenue of $13.0 million, up 31.8% from the same period in 2021
•

Gross margin of 43.5% declined 240 basis points from the same period in 2021, as higher cost of materials and lower labor and overhead absorption, due to temporary manufacturing shutdown in early 2022, more than offset higher average selling prices

•

GAAP loss per diluted share of $0.62 compares to a loss of $0.03 in the first quarter of 2021; adjusted loss per diluted share of $0.39, compares to adjusted earnings per diluted share of $0.14 in the prior year (see accompanying table for reconciliation of GAAP and non-GAAP measures)

•	Encouraging progress on the new commercial strategy for the prescriber channel
•	EU MDR Generic Device Group submission has been filed for the Company’s portable oxygen concentrators (POC) and is currently under review

“We are pleased with our performance for the first quarter of 2022. In spite of the current macro headwinds, we continue to effectively address higher costs and supply chain challenges,” said Inogen’s President and Chief Executive Officer, Nabil Shabshab. “We have been nimble and decisive in our efforts to strategically manage inventory and meet most of the customer demand. As part of our focus to mitigate supply related cost inflation, we have recently implemented an additional price increase in our domestic direct-to-consumer channel beginning in March 2022 in addition to the price increase that went into effect September 2021.  Additionally, we have completed the submission for the EU MDR Generic Device Group pertaining to our POCs in March 2022 and are supplying product ahead of the MDD certificate expiry to meet most of the demand in Europe. We are continuing our investment in the business, strengthening our commercial, clinical and research and development capabilities to position our company for long-term, sustainable growth and profitability in the years to come.”

First Quarter 2022 Financial Results

In the first quarter of 2022, the Company reported a net loss of $14.2 million and loss per diluted share of $0.62. On an adjusted basis, the Company reported a net loss of $8.8 million, Adjusted EBITDA loss of $5.0 million, and loss per diluted share of $0.39 (see accompanying table for reconciliation of GAAP and non-GAAP measures). Current quarter financial results reflect lower revenue, higher supply chain costs, and planned investments in sales and marketing and research and development.

Total revenue for the three months ended March 31, 2022 decreased 7.5% to $80.4 million from $86.9 million in the same period in 2021, primarily driven by supply chain constraints that limited production capacity and resulted in lower sales in the domestic business-to-business channel. Total revenue in the first quarter of 2022 was up 5.2% sequentially compared to the fourth quarter of 2021.

Revenue by channel:

Domestic direct-to-consumer sales increased 12.2% to $34.4 million in the first quarter of 2022 from $30.6 million in the first quarter of 2021 while domestic business-to-business sales in the first quarter of 2022 declined 83.4% to $5.1 million compared to $30.7 million in the first quarter of 2021 due to supply constraints and strategic sales channel optimization decisions.

International business-to-business sales in the first quarter of 2022 of $27.9 million increased 77.7% (or 86.8% on a constant currency basis) driven by a strategic focus on existing demand ahead of the EU MDR certificate expiry in parallel to the ongoing regulatory filings.

Rental revenue in the first quarter of 2022 increased 31.8% to $13.0 million from $9.9 million in the same period in 2021, primarily due to increased patients on service and higher Medicare reimbursement rates due to the removal of the budget neutrality provision effective April 1, 2021 and inflation adjustment effective January 1, 2022.

Total gross margin was 43.5% in the first quarter of 2022 versus 45.9% in the comparative period in 2021.  The 240 basis points decline was driven primarily by higher cost of materials associated with higher prices paid for semiconductor chips on the open market and lower labor and overhead absorption due to the temporary manufacturing shutdown in early 2022, partially offset by higher average selling prices.

Total operating expense increased to $48.6 million in the first quarter of 2022 versus $42.0 million in the first quarter of 2021, primarily due to increased personnel-related expense, one-time recruiting and severance costs, consulting expense, product development costs, and a non-cash increase in the change in fair value of the New Aera earnout liability versus the comparative period. Research and development expense increased to $5.4 million in the first quarter of 2022, compared to $4.0 million in the first quarter of 2021. Sales and marketing expense increased to $28.0 million in the first quarter of 2022 versus $25.5 million in the comparative period of 2021. General and administrative expense increased to $15.2 million in the first quarter of 2022 versus

$12.5 million in the first quarter of 2021. The increased spend is directly tied to the strategic investment required to position the Company for long-term, sustainable growth.

Financial Outlook for 2022

As previously disclosed, Inogen is not providing detailed financial guidance for full year 2022.  Given the ongoing uncertainty related to the COVID-19 pandemic, supply chain disruptions, including the new complexities brought on by the war in Ukraine and the COVID-19 lockdown in China potentially impacting the second half of the year, Inogen will not be providing full year revenue guidance for 2022. The Company expects total revenue for the second quarter of 2022 to improve sequentially and to be in line with the same period in 2021.

The Company continues to incur higher material costs associated with open-market purchases of semiconductor chips used in its POC motherboards and batteries for the second quarter of 2022, as compared to prior year, consistent with our expectations.  The Company expects gross margin percentage for the second quarter of 2022 to be in line with the first quarter of 2022, as higher selling prices are offset by continued cost pressure.

Inogen continues to make significant investments in clinical research, research and development, commercial operations and in building the necessary infrastructure and capabilities to support future durable revenue growth and margin expansion. For the second quarter and full year of 2022, the Company expects losses in Adjusted EBITDA and earnings per diluted share resulting from continued investment in the business.

Conference Call

Individuals interested in listening to the conference call today at 2:00pm PT/5:00pm ET may do so by dialing (877) 841-3961 for domestic callers or (201) 689-8589 for international callers. To listen to a live webcast, please visit the Investor Relations section of Inogen's website at: http://investor.inogen.com/.

A replay of the call will be available beginning May 5, 2022 at 4:00pm PT/7:00pm ET through May 19, 2022. To access the replay, dial (877) 660-6853 or (201) 612-7415 and reference Access Code: 13727825. The webcast will also be available on Inogen's website for one year following the completion of the call.

Inogen has used, and intends to continue to use, its Investor Relations website, http://investor.inogen.com/, as a means of disclosing material non-public information and for complying with its disclosure obligations under Regulation FD. For more information, visit http://investor.inogen.com/.

About Inogen

Inogen is a medical technology company offering innovative respiratory products for use in the homecare setting. The Company primarily develop, manufacture and market innovative portable oxygen concentrators used to deliver supplemental long-term oxygen therapy to patients suffering from chronic respiratory conditions.

For more information, please visit www.inogen.com.

Cautionary Note Concerning Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, among others, statements regarding the Company’s expectations related to its financial results for the second quarter and full-year 2022, including revenue growth rates, cost of goods sold, operating loss, net loss, Adjusted EBITDA and operating expense; expectations with respect to the Company’s supply chain, including the availability of semiconductor chips used in its batteries and POCs; demand for the Company’s products in its various business channels; expectations regarding the Company’s initiatives to drive productivity and sales; the Company’s planned investments in clinical research and R&D; expectations regarding the Company’s prospects for long-term, sustainable growth and profitability; expectations related to the Company’s prescriber sales organization; and expectations related to the Company’s EU MDR filings. Any statements contained in this communication that are not statements of historical fact may be deemed to be forward-looking statements. Words such as “believes,” “anticipates,” “plans,” “expects,” “will,” “intends,” “potential,” “possible,” and similar expressions are intended to identify forward-looking statements. Forward-looking statements are subject to numerous risks and uncertainties that could cause actual results to differ materially from currently anticipated results, including but not limited to, risks arising from the possibility that Inogen will not realize anticipated revenue; risks related to the Company’s supply chain and limited availability of semiconductor chips used in its batteries and POCs, the risk of further slowdowns or temporarily halts of production, or cost inflation for such components; the impact of changes in reimbursement rates and reimbursement and regulatory policies; the possible loss of key employees, customers, or suppliers; expenses and costs will exceed Inogen’s expectations; intellectual property risks if Inogen is unable to secure and maintain patent or other intellectual property protection for the intellectual property used in its products. In addition, Inogen's business is subject to numerous additional risks and uncertainties and information on these and additional risks, uncertainties, and other information affecting Inogen’s business operating results are contained in its Annual Report on Form 10-K for the period ended December 31, 2021, and in its other filings with the Securities and Exchange Commission. Additional information will also be set forth in Inogen’s Quarterly Report on Form 10-Q for the period ended March 31, 2022, to be filed with the Securities and Exchange Commission. These forward-looking statements speak only as of the date hereof. Inogen disclaims any obligation to update these forward-looking statements except as may be required by law.

Use of Non-GAAP Financial Measures

Inogen has presented certain financial information in accordance with U.S. GAAP and also on a non-GAAP basis for the three months ended March 31, 2022. Management believes that non-GAAP financial measures, taken in conjunction with U.S. GAAP financial measures, provide useful information for both management and investors by excluding certain non-cash and other expenses that are not indicative of Inogen's core operating results. Management uses non-GAAP measures to compare Inogen's performance relative to forecasts and strategic plans, to benchmark Inogen's performance externally against competitors, and for certain compensation decisions. Non-GAAP information is not prepared under a comprehensive set of accounting rules and should only be used to supplement an understanding of Inogen's operating results as reported under U.S. GAAP. Inogen encourages investors to carefully consider its results under U.S. GAAP, as well as its supplemental non-GAAP information and the reconciliation between these presentations, to more fully understand its business. Reconciliations between U.S. GAAP and non-GAAP results are presented in the accompanying tables of this release. For future periods,

Inogen is unable to provide a reconciliation of non-GAAP measures without unreasonable effort as a result of the uncertainty regarding, and the potential variability of, the amounts of interest income, interest expense, depreciation and amortization, stock-based compensation, provision for income taxes, and certain other infrequently occurring items, such as acquisition-related costs, that may be incurred in the future.

Investor and Media Contacts

Bryan Locke, Mike DeGraff, Gabriella Coffey

ir@inogen.net

--Financial Tables Follow –

Consolidated Balance Sheets
(unaudited)
(amounts in thousands)

	March 31,	December 31,
	2022	2021
Assets
Current assets
Cash and cash equivalents	$213,399	$235,524
Marketable securities	9,989	9,989
Accounts receivable, net	33,983	24,452
Inventories, net	34,078	31,873
Income tax receivable	1,435	1,343
Prepaid expenses and other current assets	25,238	26,005
Total current assets	318,122	329,186
Property and equipment, net	39,329	38,926
Goodwill	32,934	32,979
Intangible assets, net	58,000	60,147
Operating lease right-of-use asset	24,080	24,912
Other assets	2,151	3,363
Total assets	$474,616	$489,513
Liabilities and stockholders' equity
Current liabilities
Accounts payable and accrued expenses	$32,375	$25,689
Accrued payroll	8,839	17,307
Warranty reserve - current	6,519	6,480
Operating lease liability - current	3,401	3,393
Deferred revenue - current	8,689	8,568
Income tax payable	-	75
Total current liabilities	59,823	61,512
Warranty reserve - noncurrent	6,574	7,246
Operating lease liability - noncurrent	22,409	23,281
Earnout liability - noncurrent	16,016	15,386
Deferred revenue - noncurrent	11,509	11,861
Total liabilities	116,331	119,286
Stockholders' equity
Common stock	23	23
Additional paid-in capital	302,020	299,463
Retained earnings	55,058	69,272
Accumulated other comprehensive income	1,184	1,469
Total stockholders' equity	358,285	370,227
Total liabilities and stockholders' equity	$474,616	$489,513

Consolidated Statements of Comprehensive Loss
(unaudited)
(amounts in thousands, except share and per share amounts)

	Three months ended
	March 31,
	2022	2021
Revenue
Sales revenue	$67,402	$77,081
Rental revenue	12,983	9,851
Total revenue	80,385	86,932
Cost of revenue
Cost of sales revenue	39,500	42,635
Cost of rental revenue, including depreciation of $2,638 and $1,888, respectively	5,879	4,424
Total cost of revenue	45,379	47,059
Gross profit	35,006	39,873
Operating expense
Research and development	5,364	4,015
Sales and marketing	28,039	25,491
General and administrative	15,189	12,499
Total operating expense	48,592	42,005
Loss from operations	(13,586)	(2,132)
Other income (expense)
Interest income	29	57
Other income (expense)	(433)	(310)
Total other expense, net	(404)	(253)
Loss before provision (benefit) for income taxes	(13,990)	(2,385)
Provision (benefit) for income taxes	224	(1,653)
Net loss	$(14,214)	$(732)
Other comprehensive income (loss), net of tax
Change in foreign currency translation adjustment	(203)	(457)
Change in net unrealized gains (losses) on foreign currency hedging	(528)	1,144
Less: reclassification adjustment for net (gains) losses included in net income	454	(241)
Total net change in unrealized gains (losses) on foreign currency hedging	(74)	903
Change in net unrealized gains (losses) on marketable securities	(8)	4
Total other comprehensive income, net of tax	(285)	450
Comprehensive loss	$(14,499)	$(282)

Basic net loss per share attributable to common stockholders (1)	$(0.62)	$(0.03)
Diluted net loss per share attributable to common stockholders (1)	$(0.62)	$(0.03)
Weighted-average number of shares used in calculating net loss per share attributable to common stockholders:
Basic common shares	22,754,421	22,181,394
Diluted common shares	22,754,421	22,181,394

(1)	Reconciliations of net loss attributable to common stockholders basic and diluted can be found in Inogen’s Quarterly Report on Form 10-Q to be filed with the Securities and Exchange Commission.
(2)	Due to a net loss for the three months ended March 31,2022 and March 31, 2021, diluted loss per share is the same as basic.

Supplemental Financial Information
(unaudited)
(in thousands, except units and patients)

	Three months ended
	March 31,
	2022	2021
Revenue by region and category
Business-to-business domestic sales	$5,101	$30,743
Business-to-business international sales	27,941	15,720
Direct-to-consumer domestic sales	34,360	30,618
Direct-to-consumer domestic rentals	12,983	9,851
Total revenue	$80,385	$86,932
Additional financial measures
Units sold	30,400	49,400
Net rental patients as of period-end	43,200	34,700

Reconciliation of U.S. GAAP to Other Non-GAAP Financial Measures
(unaudited)
(in thousands)

	Three months ended
	March 31,
Non-GAAP EBITDA and Adjusted EBITDA	2022	2021
Net loss (GAAP)	$(14,214)	$(732)
Non-GAAP adjustments:
Interest income	(29)	(57)
Provision (benefit) for income taxes	224	(1,653)
Depreciation and amortization	5,760	5,098
EBITDA (non-GAAP)	(8,259)	2,656
Stock-based compensation	2,665	2,516
Change in fair value of earnout liability	630	265
Adjusted EBITDA (non-GAAP)	$(4,964)	$5,437

	Three months ended March 31,
	Net Income (Loss)		Diluted EPS
Non-GAAP Net Income (Loss) and Diluted EPS	2022	2021	2022	2021
Financial Results (GAAP)	$(14,214)	$(732)	$(0.62)	$(0.03)
Non-GAAP adjustments:
Amortization of intangibles	2,147	2,264
Stock-based compensation	2,665	2,516
Change in fair value of earnout liability	630	265
Income tax impact of adjustments (1)	87	(1,211)
Adjusted	$(8,685)	$3,102	$(0.38)	$0.14

(1)	Income tax impact of adjustments represents the tax impact related to the non-GAAP adjustments listed above and reflects an effective tax rate of -1.6% for 2022 and 24% for 2021.

	Three months ended
	March 31, 2022
Non-GAAP international constant currency revenue	(using 2021 FX rates)	March 31, 2021
International revenues (GAAP)	$27,941	$15,720
Foreign exchange impact	1,424	—
International constant currency revenues (non-GAAP)	$29,365	$15,720

International revenue growth (GAAP)	77.7%
International constant currency revenue growth (non-GAAP)	86.8%